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(11)   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS





V-TWIN HOLDINGS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE TWELVE MONTHS ENDED JUNE 30, 2000 AND 1999


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                                                       TWELVE MONTHS       TWELVE MONTHS
                                                       ENDED JUNE 30,      ENDED JUNE 30,
                                                            2000               1999
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
BASIC AND DILUTED EARNINGS PER SHARE:

SHARES OUTSTANDING ...................................    4,127,833          3,600,000
WEIGHTED AVERAGE SHARES OUTSTANDING ..................    3,830,556          3,000,033
NET LOSS .............................................  $(1,276,077)       $  (213,113)
TOTAL NET LOSS AVAILABLE FOR COMMON STOCKHOLDERS' ....  $(1,276,077)       $  (213,113)
                                                        ===========        ===========

BASIC AND DILUTED LOSS PER SHARE:
LOSS PER SHARE .......................................  $     (0.33)       $     (0.07)
                                                        ===========        ===========
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